UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2007, Cambridge Heart, Inc. (the “Company”) entered into a Co-Marketing Agreement with St. Jude Medical, Inc. (“St. Jude Medical”). The Co-Marketing Agreement granted St. Jude Medical the exclusive right to market and sell the Company’s HearTwave II System and other Microvolt T-Wave Alternans products to cardiologists and electrophysiologists in North America (the “St. Jude Target Accounts”).

On June 18, 2007, the Company and St. Jude Medical entered into an amendment (the “Amendment”) to the Co-Marketing Agreement that provides the Company’s sales force the ability to support St. Jude Medical’s field force in all physician markets. Specifically, the Amendment redefines the St. Jude Target Accounts to include all physician practices in North America, including cardiologists, electrophysiologists, general practitioners and internal medicine physicians. The Amendment further provides that the Company may provide sales assistance to St. Jude Medical with regard to its sales to St. Jude Target Accounts.

The Amendment also confirms that the Company was permitted to continue its sales efforts to St. Jude Target Accounts between April 30, 2007 and May 31, 2007 as well as St. Jude Medical’s agreement to reduce its agent fee for certain sales made to St. Jude Target Accounts between April 30, 2007 and May 31, 2007.

The Company intends to file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: June 18, 2007	By:	/s/ Robert P. Khederian
President and Chief Executive Officer